UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2010

MEDICAL DESIGN STUDIOS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-144596	26-0482524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7231 South Rome Street	80016
Aurora, Colorado	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (303) 956-7197

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Medical Design Studios, Inc.

August 31, 2010

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2010, the Board of Directors of Medical Design Studios, Inc. announced a number of significant management changes, as follows:

•	Dennis B. Carter, an experienced educator and fundraising coordinator, was elected to Medical Design’s Board of Directors;

•	Dennis Neclerio, a custom machine parts sales manager, was appointed to be Medical Design’s President; and

•
Justin N. Craig, Medical Design’s current President, Chief Executive Officer, Chief Financial Officer and Chairman, and Kenneth Craig, Medical Design’s current Secretary and Director, resigned as directors and executive officers of Medical Design.

Neither Mr. Carter nor Mr. Neclerio engaged in a related party transaction with Medical Design during the last two years, and there are no family relationships between Messrs. Carter and Neclerio and any of Medical Design’s other directors or executive officers.

Dennis B. Carter, age 34, is currently the Assistant Athletic Director, Athletic Fundraising Coordinator and Athletic Facility Coordinator at Lexington Christian Academy in Lexington, Kentucky, where he has run the day-to-day operations of the school’s athletic department and coordinated its teams’ sporting events since June 2006.  Additionally, Mr. Carter has served as the associate head coach of the Academy’s boys basketball team and head coach of the junior varsity boys basketball team.  Mr. Carter was previously a teacher’s assistant at the Holmes Alternative School in Covington, Kentucky from August 2005 to May 2006, and Assistant to the Dean of Students at North Broward Preparatory School in Coconut Creek, Florida from August 2004 to August 2005, where he also coached basketball and other sports.  Mr. Carter earned a B.A. degree from North Kentucky University.

Mr. Carter received a one-time director’s fee of $1,000 as part of becoming a board member of Medical Design.  He is also entitled to receive an additional one-time fee of $1,000 upon the closing of a merger of Medical Design or other change in control transaction.

Dennis Neclerio, age 59, has been involved in the custom machine parts business for more than 40 years.  Since November 1990, Mr. Naclerio has been the Sales Manager of Capital City Tool, Inc., a manufacturer of custom machine parts in Frankfort, Kentucky.  From November 1980 to November 1990, he served as the Vice President of Sales at Georgetown Metal Products, Inc. in Georgetown, Kentucky.

Mr. Neclerio received a one-time salary payment of $1,000 as part of becoming the President of Medical Design.  He is also entitled to receive an additional one-time payment of $1,000 upon the closing of a merger of Medical Design or other change in control transaction.

There was no disagreement or dispute with Medical Design concerning the resignations of Justin N. Craig and Kenneth Craig.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL DESIGN STUDIOS, INC.

Date: August 31, 2010	By:	/s/ Justin N. Craig
Justin N. Craig
President and Chief Executive Officer